Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Red Giant Entertainment, Inc. (the "Company") on Form 10-Q for the period ending November 30, 2013 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Benny R. Powell, CEO, President, and Chief Financial Officer, of the Company, certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     1. The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 14, 2014

                                     /s/ Benny R. Powell
                                     -------------------------------------------
                                     Benny R. Powell,
                                     CEO, President, Chief Financial Officer
                                     (Principal Executive and Financial Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.